Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

SUNTERRA CORPORATION

PURSUANT TO THE OFFER TO PURCHASE FOR CASH

ANY AND ALL OF ITS OUTSTANDING

3 3/4% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2024

DATED MAY 24, 2007

CUSIP Number: 86787DAC3

This Letter of Transmittal relates to the purchase of the 3 3/4% Senior Subordinated Convertible Notes due 2024 (the “Notes”) of Sunterra Corporation, a Maryland corporation (the “Company”), at the option of the holder thereof, pursuant to the terms and conditions specified in the Notes and as set forth in the Offer to Purchase dated May 24, 2007, and the Indenture (the “Indenture”) dated as of March 29, 2004 and as supplemented, between the Company and Wells Fargo Bank, as Trustee (the “Depositary”).

Your right to surrender your Notes to the Company for purchase will expire at 5:00 p.m., New York City time, on June 22, 2007, unless the Offer is extended by the Company (as may be extended, the “Expiration Date”). Holders of the Notes (the “Holders”) must validly surrender the Notes for purchase (and not have withdrawn the Notes) prior to 5:00 p.m., New York City time, on the Expiration Date, in order to receive $1,000 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes to, but not including, the Expiration Date. Notes surrendered for purchase may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

HOLDERS THAT SURRENDER THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) NEED NOT SUBMIT A PHYSICAL COPY OF THIS LETTER OF TRANSMITTAL TO THE DEPOSITARY IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The address for the Depositary is:

Registered & Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Building - 12th Floor
P.O. Box 1517	6th St & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402

Facsimile: 612-667-4927

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal can be used only if:

•	certificates representing the Notes are to be physically delivered with it to the Depositary, or

•

a surrender of the Notes is being made concurrently by book-entry transfer to the Depositary’s account at DTC through the DTC’s Automatic Tenders over the Participant Terminal System (“PTS”), subject to the terms and procedures of that system. Holders that surrender through DTC need not submit a physical Letter of Transmittal to the Depositary if such Holders comply with the transmittal procedures of DTC.

Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to surrender those Notes should contact the registered holder of the Notes promptly and instruct the registered holder to surrender on behalf of the beneficial owner.

Delivery of this Letter of Transmittal and all other required documents to an address other than as set forth above does not constitute valid delivery to the Depositary. Delivery of documents to DTC or the Company does not constitute delivery to the Depositary. The method of delivery of all documents, including certificates representing the Notes, is at the risk of the Holder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. You must sign this Letter of Transmittal in the appropriate space provided, with signature guarantee if required, and complete the Form W-9 set forth below. See instructions 1, 2 and 12.

Ladies and Gentlemen:

By execution of this Letter of Transmittal, each signatory hereof represents that the undersigned has received the Offer to Purchase dated May 24, 2007 (the “Offer to Purchase”), of Sunterra Corporation, a Maryland corporation (the “Company”), which provides the notice to the holders (the “Holders”) required pursuant to the Indenture, dated as of March 29, 2004 and as supplemented (as supplemented, the “Indenture”), between the Company and Wells Fargo Bank, National Association (the “Depositary”). This Letter of Transmittal relates to the Company’s 3 3/4% Senior Subordinated Convertible Notes due 2024 (the “Notes”), and the Holder’s right to surrender the Notes for purchase by the Company for $1,000 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest thereon to, but not including, the Expiration Date (as defined below), (the “Purchase Price”) subject to the terms and conditions of the Indenture, the Notes and the Offer to Purchase. The Company’s Offer to Purchase all outstanding Notes pursuant to the Indenture will expire on June 22, 2007, unless the Offer is extended by the Company (as may be extended, the “Expiration Date”). Upon the terms and subject to the conditions set forth herein and in the Indenture, and effective upon the acceptance for payment thereof, the undersigned hereby irrevocably sells, assigns and transfers all right and title to the Company in and to the Notes surrendered hereby.

The undersigned hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Company) with respect to the Notes, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (1) present such Notes and all evidence of transfer and authenticity to, or transfer ownership of, the Notes on the account books maintained by the Depository Trust Company (“DTC”) to, or upon the order of, the Company, (2) present the Notes for transfer and cancellation on the books of the relevant security registrar, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of the Notes, all in accordance with the terms and conditions of the Offer to Purchase and the Indenture.

The undersigned hereby represents and warrants that:

(a)	the undersigned owns the Notes surrendered hereby and has full power and authority to validly surrender the Notes surrendered hereby;

(b)	when and to the extent the Company accepts the Notes for payment, the Company will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their surrender or transfer, and not subject to any adverse claim;

(c)	on request, the undersigned will execute and deliver any additional documents that the Depositary or the Company deems necessary or desirable to complete the surrender of the Notes surrendered for purchase hereby and accepted for payment; and

(d)	the undersigned has read and agrees to all of the terms of the Offer to Purchase and this Letter of Transmittal.

The undersigned understands that surrender of the Notes is not made in acceptable form until receipt by the Depositary of this Letter of Transmittal, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to the Company in its sole discretion (which may delegate power in whole or in part to the Depositary). All questions as to form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of the Notes for purchase hereunder will be determined by the Company in its sole discretion (which may delegate power in whole or in part to the Depositary) and such determination will be final and binding on all parties.

The undersigned understands that all Notes properly surrendered for purchase and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be purchased at the Purchase Price, in cash, upon the terms and conditions specified in the Indenture, the Notes and the Offer to Purchase. The undersigned understands that acceptance of the Notes by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Indenture, the Offer to Purchase and this Letter of Transmittal.

The payment for the aggregate Purchase Price for the Notes surrendered hereby that are purchased will be made to the undersigned indicated in the box entitled “Description of Notes Being Surrendered for Purchase,” unless otherwise indicated in the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” herein. If the boxes entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” are completed, the payment will be made in the name of, and the payment of the aggregate Purchase Price will be submitted to, the address so indicated.

All authority conferred or agreed to be conferred in this Letter of Transmittal will not be affected by and will survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DESCRIPTION OF NOTES BEING SURRENDERED FOR PURCHASE
Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Notes)(1)	Notes Surrendered for Purchase (Attach additional signed list, if necessary)
	Notes Certificate Number(s)(2)	Principal Amount Represented by Notes	Principal Amount Surrendered for Purchase(2)(3)

Total Amount Surrendered for Purchase

(1)    Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Notes and the Depositary’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address (es) appear(s) on the security position listing of DTC.

(2)    Need not be completed if Notes are being surrendered for purchase by book-entry transfer.

(3)    If you desire to surrender for purchase less than the entire principal amount evidenced by the Notes listed above, please indicate in this column the portion of the principal amount of those Notes in integral multiples of $1,000 principal amounts that you wish to surrender for purchase, otherwise, the entire principal amount evidenced by such Notes will be deemed to have been surrendered for purchase.

METHOD OF DELIVERY

☐	CHECK HERE IF NOTES ARE BEING PHYSICALLY DELIVERED HEREWITH.
☐	CHECK HERE IF NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC, AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

SPECIAL ISSUANCE

INSTRUCTIONS

(See Instructions 2, 4, 5 and 6)

To be completed ONLY if the Notes not surrendered or not purchased and/or any check for the aggregate Purchase Price of the Notes purchased are to be issued in the name of and sent to someone other than the undersigned, or if the Notes surrendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at DTC other than the one designated above.

Issue Check and/or Notes to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification Number or

Social Security Number)

Credit unpurchased Notes by book-entry to DTC account number:

(DTC Account Number)

(Account Party)

SPECIAL DELIVERY

INSTRUCTIONS

(See Instructions 2, 4, 5 and 6)

To be completed ONLY if Notes not surrendered or not purchased and/or any check for the aggregate Purchase Price of the Notes purchased, issued in the name of the undersigned, are to be sent to someone other than the undersigned, or to the undersigned at an address other than that indicated above.

Mail Check and/or Notes to:

Name:

(Please Print)

Address:

(Include Zip Code)

NOTE: SIGNATURES MUST BE PROVIDED ON THE FOLLOWING PAGE.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

SIGN HERE

(See Instructions 1 and 5)

(Please Complete Form W-9)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Notes or on a security position listing or by person(s) authorized to become registered Holder(s) of the Notes by documents transmitted with this Letter of Transmittal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

Signature(s) of Holder(s)

Date:                                                                                                                                                                                                                        , 2005

Name(s):

(Please Print)

Capacity:

Area Code(s) and Telephone Number(s):

Tax Id./S.S. Number(s):
(Taxpayer Identification Number(s) or Social Security Number(s)

Address(es):
(Include Zip Code)

THE GUARANTEE BELOW MUST BE COMPLETED.

Guarantee of Signature(s)

(See Instructions 2 and 5)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:                                                                                                                                                                                                                        , 2005

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Letter of Transmittal

1.    Delivery of Letter of Transmittal and the Notes.    This Letter of Transmittal can be used only if the Notes are to be delivered with it to the Depositary or a surrender of the Notes is being made concurrently by book-entry transfer to the Depositary’s account at DTC. Holders that surrender through DTC need not submit a physical Letter of Transmittal to the Depositary if such Holders comply with the transmittal procedures of DTC. Notes or confirmation of the delivery of the Notes by book-entry transfer to the Depositary through DTC, together with a properly completed and duly executed Letter of Transmittal or agent’s message and any other required documents, should be delivered to the Depositary at the appropriate address set forth on the first page of this Letter of Transmittal and must be received by the Depositary prior to 5:00 p.m., New York City time, on June 22, 2007, unless the Offer is extended by the Company (as may be extended, the “Expiration Date”). The term “agent’s message” means a message, transmitted to DTC and received by the Depositary and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by this Letter of Transmittal and that the Company may enforce this Letter of Transmittal against the undersigned. Delivery of documents to DTC or the Company does not constitute delivery to the Depositary.

The method of delivery of all documents, including the Notes, this Letter of Transmittal and any other required documents, is at the election and risk of the surrendering Holder(s). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended.

Each surrendering Holder, by execution of this Letter of Transmittal, waives any right to receive any notice of the acceptance of his or her surrender.

2.    Guarantee of Signatures.    No signature guarantee is required if either:

(a)    this Letter of Transmittal is signed by the registered Holder(s) of the Notes (which term, for purposes of this Letter of Transmittal, includes any participant in DTC whose name appears on a security position listing as the Holder of the Notes) surrendered with the Letter of Transmittal, unless such Holder has completed the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” above; or

(b)    the Notes surrendered with this Letter of Transmittal are surrendered for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee the signatures on this Letter of Transmittal. See Instruction 5.

3.    Inadequate Space.    If the space provided in the box captioned “Description of Notes Being Surrendered for Purchase” is inadequate, the Note certificate numbers, the principal amount represented by the Notes and the principal amount surrendered should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.    Partial Surrenders and Unpurchased Notes.    (Not applicable to Holders who surrender by book-entry transfer.) If less than all of the principal amount evidenced by the Notes is to be surrendered for purchase, fill in the portion of the principal amount of the Notes which is to be surrendered for purchase in the column entitled “Principal Amount Surrendered for Purchase” in the box captioned “Description of Notes Being Surrendered for Purchase.” In such case, a new certificate for the remainder of the Notes evidenced by the old certificate will be issued and sent to the registered Holder(s), unless otherwise specified in the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” in this Letter of Transmittal, as promptly as practicable following the Expiration Date but each Note purchased and each new Note issued must be in a principal amount of $1,000 or integral multiples thereof. The full principal amount of the Notes listed and delivered to the Depositary is deemed to have been surrendered unless otherwise indicated.

5.    Signatures on Letter of Transmittal and Endorsements.

(a)    If this Letter of Transmittal is signed by the registered Holder(s) of the Notes surrendered for purchase hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Notes without any change whatsoever.

(b)    If the Notes are registered in the names of two or more joint Holders, each Holder must sign this Letter of Transmittal.

(c)    If any surrendered Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letter of Transmittals as there are different registrations of the Notes.

(d)    (Not applicable to Holders who surrender by book-entry transfer.) When this Letter of Transmittal is signed by the registered Holder(s) of the Notes and transmitted hereby, no endorsements of the Notes is required unless payment is to be made, or the Notes not surrendered or not purchased are to be issued, to a person other than the registered Holder(s). See Instruction 2. In such an event, signature(s) on such Notes must be guaranteed by an Eligible Institution. If this Letter of Transmittal is signed by a person other than the registered Holder(s) of the Notes listed, the assignment form on the Notes must be completed and signed exactly as the name(s) of the registered Holder(s) appear on the Notes and signature(s) on such Notes must be guaranteed by an Eligible Institution. See Instruction 2.

(e)    If this Letter of Transmittal is signed by attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.

6.    Special Payment and Special Delivery Instructions.    The surrendering Holder(s) signing this Letter of Transmittal should indicate in the applicable box or boxes the name and address to which the Notes for principal amounts not surrendered or checks for payment of the aggregate Purchase Price are to be issued or sent, if different from the name(s) and address(es) of such Holder(s). In the case of issuance in a different name, the taxpayer identification number or social security number of the person named must also be indicated. If no instructions are given, the Notes not surrendered will be returned to the Holder(s). Any Holder(s) surrendering by book-entry transfer may request that Notes not surrendered be credited to such account at DTC as such Holder(s) may designate under the caption “Special Issuance Instructions.” If no such instructions are given, any such Notes not surrendered will be returned by crediting the account at DTC designated above.

7.    Irregularities.    The Company will determine, in its sole discretion, all questions as to the form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of the Notes and its determinations will be final and binding on all parties. The Company reserves the absolute right to reject any or all surrenders it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the surrender of any particular Note. No surrender of Notes will be deemed to have been properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with surrenders must be cured within such time as the Company determines. The Company’s interpretation of the terms of this Letter of Transmittal (including these instructions) will be final and binding on all parties. None of the Company, the Depositary or any other person is or will be obligated to give notice of any defects or irregularities in surrenders of Notes and none of them will incur any liability for failure to give such notice.

8.    Mutilated, Lost, Stolen or Destroyed Certificates for Notes.    Any Holder(s) whose certificates for Notes have been mutilated, lost, stolen or destroyed should write to or telephone the Depositary at the address or telephone number set forth on the front cover page of this Letter of Transmittal.

The Holder will then be instructed by the Depositary as to the steps that must be taken to replace the certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing mutilated, lost, stolen or destroyed certificates have been followed.

9.    Questions and Requests for Assistance and Additional Copies.    Questions and requests for assistance may be directed to the Depositary and additional copies of the Offer to Purchase and this Letter of Transmittal may also be obtained from the Depositary.

10.    Withdrawal Rights.    You may withdraw previously surrendered Notes at any time until 5:00 p.m., New York City time, on June 22, 2007. See Section 4 of the Offer to Purchase for a more detailed description of withdrawal rights.

11.    Transfer Taxes.    If payment of the Purchase Price is to be made to, or if Notes not surrendered or purchased are to be registered in the name of, any persons other than the registered Holder(s), or if surrendered Notes are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered Holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

12.    Important Tax Information.    Under U.S. federal income tax law, a U.S. Holder that surrenders Notes is required to provide the Depositary with such Holder’s current taxpayer identification number (“TIN”) on a properly completed Form W-9, or, alternatively, to establish another basis for an exemption from backup withholding. If such Holder is an individual, the TIN is his or her Social Security number. If the Depositary is not provided with the correct TIN, the U.S. Holder may be subject to a monetary penalty imposed by the Internal Revenue Service. In addition, any payment made to such Holder with respect to Notes purchased pursuant to the Offer to Purchase may be subject to back-up withholding.

If backup withholding applies, the Depositary is required to withhold 28% of any payment made to the Holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. The Depositary cannot refund amounts withheld by reason of backup withholding.

Certain non-U.S. Holders (including, among others, foreign corporations and certain foreign individuals) may not be subject to these backup withholding and reporting requirements. In order for a non-U.S. Holder to qualify as an exempt recipient, that Holder must submit to the Depositary the appropriate Internal Revenue Service Form W-8, properly completed and signed under penalties of perjury, attesting to that Holder’s exempt status. A Form W-8 can be obtained from the Depositary. See the enclosed Form W-9 for additional instructions.